23.1 CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
KEMET Corporation:

We consent to incorporation by reference in the Registration Statements as listed below, of our report dated April 26, 2002, relating to the consolidated balance sheets of KEMET Corporation and subsidiaries as of March 31, 2002 and 2001, and the related consolidated statements of operations, stockholders equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2002, which report is included in the March 31, 2002, annual report on Form 10-K of KEMET Corporation.


        Registration               Registration
Form      Number                      Name
----   --------------             --------------

S-8      33-67849       KEMET Corporation 1995 Executive Stock Option Plan
S-8      33-60092       KEMET Employee Savings Plan
S-8      33-96226       KEMET 1992 Key Employee Stock Option Plan
S-3      33-98912       KEMET 1992 Executive Stock Option Plan


                                           /S/ KPMG  LLP
                                           KPMG  LLP

Greenville, South Carolina
June 5, 2002